(Letterhead of {Perrella & Associates, P.A.)


                                                           555 S. Powerline Road
                                                    Pompano Beach, Florida 33069

(954) 979-5353 Office
(954) 979-6695 fax

To the Board of Directors and Stockholders:
National Beauty Corporation
4818 W. Commercial Blvd.
Lauderhill, FL 33319

December 3, 2002

Gentlemen:

We hereby consent to the use of our audit report of National Beauty Corp. dated March 15, 2002 for the year ended December 31, 2001 in the Form SB-2/A of national Beauty Corp dated December 3, 2002.





/s/ Perrella & Associates
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